UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


  Date of report (Date of earliest event reported):   January 17,
2006 (January 10, 2006)

                        Innovo Group Inc.
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
         (State or Other Jurisdiction of Incorporation)

            0-18926                        11-2928178
    (Commission File Number)   (IRS Employer Identification No.)


5804 East Slauson Avenue, Commerce, California       90040
(Address of Principal Executive Offices)           (Zip Code)

                         (323) 725-5516
      (Registrant's Telephone Number, Including Area Code)

                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

<PAGE 1>

ITEM 1.01 Entry into a Material Definitive Agreement.

      For a discussion regarding an agreement with a principal officer, please see Item 5.02 below.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On January 10, 2006, the Board of Directors of Innovo Group Inc., the Company, decided to terminate the employment of its Chief Executive Officer, Samuel J. (Jay) Furrow, Jr. effective as of January 20, 2006. Mr. Furrow continues to serve as a member of the Company's Board until his re-election at its next annual meeting of stockholders. In connection with his termination, the independent members of the Board authorized payment of certain severance benefits to Mr. Furrow, as follows: payments in the aggregate amount of Mr. Furrow's annual salary of $400,000 to be paid in four equal monthly installments and an amendment to his option agreements to provide for the deletion of the provision under the 2004 Stock Option Plan that requires an optionee to exercise his options within 90 days of termination of services from the Company. The Company expects to enter into a definitive severance agreement with Mr. Furrow, and upon execution, will file an amendment to this Current Report on Form 8-K.

     On January 10, 2006, the Company's Board of Directors appointed Marc B. Crossman, its President and Chief Financial Officer and a member of its Board of Directors, to the position of Interim Chief Executive Officer, in addition to his other positions. The material terms of Mr. Crossman's employment arrangements were described in our Definitive Proxy Statement on
Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on April 26, 2005 and supplemented by disclosure under Item 5 of its Quarterly Report on Form 10-Q filed with the SEC on October 11, 2005.

      On January 17, 2006, the Company issued a press release, which is attached hereto and incorporated herein by reference as
Exhibit 99.1 to this Current Report on Form 8-K, regarding the termination of Mr. Jay Furrow and the subsequent appointment of Mr. Crossman to fill the position of Interim Chief Executive Officer.

     On January 11, 2006, the Company received email correspon-dence from Mr. Dean Factor indicating that Mr. Factor was resign-ing his position effective as of that day as a member of our Board of Directors. Mr. Factor was a member of the Audit Committee and Compensation and Governance Committee. A copy of the correspon-dence is attached as Exhibit 17.1 to this Current Report on 8-K.

<PAGE 2>

In his correspondence, Mr. Factor indicated that while he is not resigning in protest, he is resigning, in part, due to past dis-agreements with management regarding suggestions or advice by the Board of Directors. Mr. Factor also indicated he was resigning to spend more time with his own business.As disclosed in this Current Report on Form 8-K, at a Board of Directors meeting on January 10, 2006 at which Mr. Factor was not present, the Board of Directors terminated the employment of Mr. Furrow, Chief Executive Officer, and authorized the Company to engage an investment bank to explore strategic alternatives for the Company. A copy of this disclosure has been provided to Mr. Factor.

ITEM 8.01 Other Events.

      On January 10, 2006, the Company's Board of Directors authorized the Company to engage an investment bank to explore strategic alternatives for the Company. However, the Company cannot assure that this process will result in a specific transaction. The Company does not expect to disclose developments related to the exploration of strategic alternatives until a definitive agreement has been approved by the Board of Directors. A press release relating to this matter and other management and operational changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit
Number         Description

17.1           Correspondence  on Departure  of  Director  dated
               January 11, 2006.

99.1           Press Release dated January 17, 2006

<PAGE 3>
                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INNOVO GROUP INC.
                              (Registrant)

Date:  January 17, 2006       By:  /s/ Marc Crossman
                                   Marc Crossman
                                   Interim Chief Executive
                                   Officer, President, Chief
                                   Financial Officer and Director
                                   (Principal Executive Officer
                                   and Principal Financial
                                   Officer)

<PAGE 4>

               Exhibit Index

Exhibit
Number         Description

17.1           Correspondence  on Departure  of  Director  dated
               January 11, 2006.

99.1          Press Release dated January 17, 2006

<PAGE 5>

<END>